UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 2021

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	001-35922	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

575 N. Dairy Ashford
Energy Center II, Suite 210
Houston, Texas 77079
 (Address of principal executive offices)

(713) 221-1768
 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2021, PEDEVCO Corp. (the “Company”, “PEDEVCO”, “we” and “us”) reversed the 20% reduction in salary for all the Company’s salaried employees, which reduction was previously put in place effective April 1, 2020 in connection with the Company’s efforts to reduce operating and corporate costs during the challenging oil price environment in 2020, as previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 31, 2020. The reduction in salary was reversed as the Company determined that oil markets have recovered to acceptable levels. As a result, the annual salaries for each of Mr. Douglas J. Schick, the Company’s President, and Mr. Clark R. Moore, the Company’s Executive Vice President, General Counsel, and Secretary, have returned to their previous $250,000 levels, and the salary of Mr. Paul Pinkston, the Company’s Chief Accounting Officer, has returned to its previous $140,000 level, effective April 1, 2021.

Other than such changes in salary as discussed above, the terms of the amended employment agreements and offer letter as disclosed in the March 31, 2020, Current Report on Form 8-K, remain in place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Simon Kukes
Simon Kukes
Chief Executive Officer

Date:  April 1, 2021